EXHIBIT 10.6
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                  INTERIM ADMINISTRATIVE SERVICES AGREEMENT

     This Interim Administrative Services Agreement ("Agreement"), dated as of January 1, 2000 (the "Effective Date"), is made between GENROCO, INC., a Wisconsin corporation ("GENROCO"), with offices at 255 Info Highway, Slinger, Wisconsin 53086, and VideoPropulsion, Inc., a Wisconsin corporation ("VideoPropulsion"), with offices at 251 Info Highway, Slinger, Wisconsin 53086.

     WHEREAS, the video Division was a division of GENROCO (the "Division"), until the Effective Date when it was contributed to a separate and independent company, VideoPropulsion (the "Contribution");

     WHEREAS, VideoPropulsion acquired the business of the Division in the Contribution, and will be in the business of research, development, manufacture and sale of various video related products as a separate company;

     WHEREAS, prior to the Spin-Off, GENROCO provided certain administrative and manufacturing services to support the Division's operations;

     WHEREAS,  VideoPropulsion  intends  to  provide  such  administrative   and
manufacturing support services for its operations, without GENROCO assistance, as soon as it is reasonably feasible to do so;

     WHEREAS, VideoPropulsion desires and GENROCO is willing to provide certain administrative and manufacturing support services (as herein defined) for VideoPropulsion's operations for certain specified interim periods after the Spin-off solely for purposes of permitting VideoPropulsion to make an orderly transition to independent status as soon as reasonably feasible.

     NOW THEREFORE, in consideration of the promises set forth herein, the parties do hereby agree as follows:

     1.   ADMINISTRATIVE AND  MANUFACTURING SUPPORT  SERVICES.   Subject to  the
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terms and conditions provided herein, GENROCO shall provide VideoPropulsion with
General  Administrative  Services   (hereafter  referred   to  collectively   as
"Services" and individually as a "Service") on an interim basis, consisting of:

          A.   General Administrative Services which shall consist of:

          (i) "Financial Services" which shall mean the general accounting services previously provided by GENROCO to the Division, and shall consist of general ledger use and reporting services, cost accounting services, receivable and payable processing services, the computation of gross payroll services for hourly workers of VideoPropulsion and property accounting services for VideoPropulsion. Financial Services shall not include any services by GENROCO relating to treasury, tax, shareholder relations, legal, salaried payroll and hourly payroll check preparation, credit or collection procedure functions.

          (ii) "Human Resources Services" which shall mean the human resources services previously provided by GENROCO to the Division and shall consist of employment services, personnel administrative (salaried and hourly) services, benefits and claims processing services, and medical reporting services. Human Resources Services shall not include services relating to corporate training and development and mail and messenger department functions.

          (iii) "Information Systems Services" which shall mean data processing, communications and maintenance of records and files, arising from centralized data processing and file storage operations, as previously provided by GENROCO to the Division and shall consist of accounting system services, cost accounting system services, E-Mail system services, EDI system services, engineering system services, order entry system services, purchasing system services, time system services, payroll (hourly) system services, human resource system services, PERMAC system services, and records and files system services, and shall also include the use of hardware, furniture and fixtures associated with the foregoing services.

     2.   AGREEMENT PRINCIPLES AND GUIDELINES.   By this Agreement, GENROCO  and
          ------------------------------------
VideoPropulsion seek to implement the general principle that with the exceptions noted herein or in the Contribution Agreement, Plan and Agreement of Reorganization and Distribution including any Schedules, Exhibits or Annexes thereto ("Contribution Documents"), GENROCO will provide Services on an interim basis similar to those previously offered to the Division while it is not reasonably feasible for VideoPropulsion to independently provide such Services itself. Except as specifically provided in the Contribution Documents, GENROCO does not agree, promise or covenant to provide any other services to VideoPropulsion. GENROCO will continue to offer Services in the same or similar magnitude as previously offered to the Division and by this Agreement does not promise, covenant, or agree to provide a greater level or magnitude of Services. VideoPropulsion acknowledges and covenants to use reasonable efforts to independently provide such Services for itself as soon as reasonably feasible. If reasonably feasible, VideoPropulsion will provide such Services for itself, prior to the term limits set forth in Section 4 of this Agreement. VideoPropulsion hereby acknowledges that the requirement for VideoPropulsion to use reasonable efforts to independently provide such Services as soon as reasonably feasible is a material element and condition to this Agreement and that failure to fully comply with such provision will give rise to, among other provisions, the termination rights set forth in Paragraph 19(e) of this Agreement. Nothing in this Agreement shall be construed to cause GENROCO to become a service bureau or to perform a Service which it cannot provide (i) without conflict with a third-party contract to which GENROCO is a party or (ii) a breach of any third- party contract to which GENROCO is a party. In no event will GENROCO be responsible for any damages if it is unable to offer or continue to provide a Service to VideoPropulsion pursuant to this paragraph.

     3.   FEES AND ADDITIONAL CHARGES.   VideoPropulsion agrees  to pay for  the
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Services received hereunder as follows:

          For all the functions referenced in Section 1 above, except for Information Systems Services which are discussed separately, GENROCO and VideoPropulsion agree the following per hour fee structure shall apply:

            Level                  Billing Rate per Hour
            -----                  ---------------------
          Class I                       $ 80.00
          Class II                      $ 50.00
          Class III                     $ 20.00

     In the event that VideoPropulsion provides like services to GENROCO, the above fee structure shall apply.

          Exhibit 3 attached hereto sets forth a list of the Class I, Class II or Class III category classification for GENROCO employees who may provide Services. The classification and the employees may change at GENROCO's discretion and notice thereof will be provided to VideoPropulsion. GENROCO agrees to bill VideoPropulsion for the Services on a monthly basis.

          GENROCO will provide certain financial, Human resource and Information Systems Services (including use of the hardware and furniture and fixtures associated with these services) to VideoPropulsion at the rate of $5,000 per month.

          Upon VideoPropulsion's request, upgrades (hardware and/or software) to existing GENROCO's systems during the applicable Service Periods described below (including any extension, if any), that benefit VideoPropulsion in any form or manner, may be undertaken in GENROCO's sole discretion, and the costs thereof, will be billed to VideoPropulsion (including all costs of installing or implementing all upgrades). GENROCO can make upgrades (hardware or software) to its existing systems, in its sole discretion, and may bill VideoPropulsion for its proportionate share of the costs of the upgrades appropriately allocable to VideoPropulsion (considering, among other factors, use and the period of time VideoPropulsion could utilize the upgrades) provided GENROCO provides VideoPropulsion with 10 days notice of the event on an upgrade.

          (A)  ADDITIONAL CHARGES.  In addition to the charges set forth  above,
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VideoPropulsion agrees  to  pay  for  any  manufacturers,  sales,  use,  excise, personal property, or any other tax or charge, or duty or assessment cost, expense, or fee attributable to the execution or performance of any Service pursuant to this Agreement, except (i) any income, franchise, doing business or similar taxes levied or assessed on or based on GENROCO' s income, capital stock or other similar base, and (ii) employment taxes with respect to employees of GENROCO (including, but not limited to, unemployment taxes, social security taxes and income tax withholdings). VideoPropulsion also agrees to pay any fee, expense, or charge associated with obtaining consents from any party other than GENROCO to utilize software or other contracts necessary to offer any Service under this Agreement. VideoPropulsion also agrees to reimburse GENROCO for its reasonable out-of-pocket expenses directly attributable to the provision of Services hereunder.

          (B)  TERMS OF PAYMENT.   VideoPropulsion shall  pay the  fees and  any
               -----------------
additional charges owed within thirty (30) days of invoice. VideoPropulsion shall also pay any collection fees and reasonable attorneys' fees incurred by GENROCO in collecting payment of the charges and other amounts for which VideoPropulsion is liable under the terms and conditions of this Agreement. Without limiting the foregoing, if VideoPropulsion is more then two months in arrears on any payment, GENROCO may terminate this Agreement pursuant to the provisions of Paragraph 19(e).

     4.   TERM.  This Agreement shall be effective upon January 1, 2000 or  such
          ----
other date as agreed upon by the parties ("Effective Date"). Subject to the requirement set forth in Section 2 that VideoPropulsion must use reasonable efforts to independently provide such Services when reasonably feasible, the respective periods during which GENROCO shall perform the Services (a "Service Period") offered pursuant to this Agreement shall be as follows:

                                                    Term of Services
      General Administrative Services                 (In Months)
      -------------------------------               ----------------
          Financial Services
          - General Ledger Use/Reporting                   24
          - Cost Accounting                                24
          - Receivables/Payables                           24
          - Hourly Payroll (Gross Pay
             Computation)                                  24
          - Property Accounting                            24

          Human Resources Services
          - Employment                                     24
          - Personnel Administration                       24
          - Benefits and Claims Processing                 24
          - Medical Reporting                              24

          Information Systems Services
          - Accounting                                     24
          - Cost Accounting                                24
          - E-Mail                                         24
          - Purchasing                                     24
          - Time & Attendance                              24
          - Payroll (Hourly)                               24
          - Human Resources                                24
          - Records and Files                              24


     GENROCO, at its sole discretion, and upon request of VideoPropulsion at least 30 days prior to termination of any Service Period, may extend the term date for an additional period. Such Services will then be offered at a rate of up to 125% of the billing rate in effect at such time, subject to any subsequent adjustment pursuant to Section 3 of this Agreement.

     5.   TELEPHONE AND LAN.   Any costs in creating VideoPropulsion's telephone
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and voicemail system accrued by GENROCO, on or after the Effective Date, will be
billed to  VideoPropulsion as  part of  the  invoice for  Services.   After  the
Effective Date, VideoPropulsion will utilize GENROCO's telephone and voicemail system as part of the Information Systems Services provided by GENROCO.

     GENROCO will provide data communication links between the VideoPropulsion facilities and GENROCO Information System Services for the applicable Service Period. All third party network costs (MCI, AT&T, etc.) related to VideoPropulsion's data communication circuits, traffic and services will be billed by GENROCO or the respective third parties, if appropriate, monthly to VideoPropulsion. GENROCO or its representatives will be permitted reasonable access to any Data Communication equipment located on VideoPropulsion's property in order to provide maintenance, repair or updates.

     All MIS equipment, including any located at VideoPropulsion, as set forth on related Exhibit 7 hereto, will remain solely the property of GENROCO. GENROCO shall remain responsible for all maintenance of the MIS equipment, wherever located. GENROCO will be permitted access to any MIS equipment located on VideoPropulsion's property in order to provide maintenance, repair or updates, in order to remove such equipment or for any reasonable request related to the MIS equipment. There will be no charge for GENROCO's right to enter VideoPropulsion's property. GENROCO will indemnify VideoPropulsion for any damage or injury arising from its entrance rights, provided the damage or injury arises from GENROCO gross negligence or willful misconduct.

     6.   PROGRAMMING.  GENROCO reserves the right to determine the  programming
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(whether hardware  or  software) used  in  fulfilling the  Services  under  this
Agreement.   All  programs  (including ideas  and  know-how  and  concepts)  now existing or developed by GENROCO in connection with the Services are and remain GENROCO sole property.

     7.   EQUIPMENT.  VideoPropulsion, at its own cost, may obtain and  maintain
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such data processing, computer and communications equipment as may be  necessary or appropriate to  facilitate the  proper use and  receipt of  the Services  set
forth  in  this   Agreement.    GENROCO   will  be  permitted   access  to   any
VideoPropulsion equipment or property in order (i) to provide maintenance, repair or updates, or (ii) to remove such equipment listed on GENROCO accounting records, if appropriate, or (iii) to respond to any reasonable request related to VideoPropulsion's equipment. There will be no charge for GENROCO's right to enter VideoPropulsion's property.

     8.   SYSTEMS MODIFICATION; AMENDMENT  OF SERVICES.   GENROCO,  at its  sole
          --------------------------------------------
discretion, may modify, amend, enhance, update or provide an appropriate replacement for any of the Services offered by this Agreement, the software used to provide the Services or any element of its systems (hardware or software) at any time.

     9.   INSURANCE AND BONDS.
          -------------------

          (A)  FIDELITY BONDS.    At VideoPropulsion's  request,  GENROCO  shall
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obtain, at  VideoPropulsion's  expense,  fidelity bond  coverage  for  GENROCO's employees who provide Services hereunder.

          (B)  INSURANCE.  Throughout  the term of  this Agreement, GENROCO  may
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maintain insurance  coverage for  losses from  fire, disaster  and other  causes
contributing to  interruption  of  the  Services.   The  proceeds  of  any  such
insurance shall  be payable  to GENROCO.   Nothing  in this  Agreement shall  be
construed as to permit VideoPropulsion to receive any of such proceeds, or to be named as an additional loss payee under any such insurance policy.

     10.  RESPONSIBILITY.
          --------------

          (A)  GENERAL.  GENROCO agrees to perform the Services in a  reasonable
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manner, which is similar  to services GENROCO provides  for its own  operations,
and assumes no other  or higher degree  of care.   In connection with  providing
Services, both parties acknowledge that it is a reasonable manner for GENROCO to mail items or documents to VideoPropulsion, provided that VideoPropulsion may request documents or items to be delivered via messenger, at VideoPropulsion's
cost.   Except  as  specifically  provided  herein,  GENROCO  assumes  no  other obligations as to performance, timing or quality of the Services provided under this Agreement, all risks of error are expressly and solely assumed by VideoPropulsion and GENROCO shall not be responsible for loss or damage due to delays in providing the Services under this Agreement. GENROCO WILL IN NO EVENT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES INCURRED BY VIDEOPROPULSION INCLUDING, BUT NOT LIMITED TO, LOST PROFITS OR BUSINESS
OPERATION LOSS,  REGARDLESS  OF WHETHER  GENROCO  WAS ADVISED  OF  THE  POSSIBLE
OCCURRENCE OF  SUCH  DAMAGES.    GENROCO  shall  not  be  required  to  maintain
throughout the term of this Agreement, off-site disaster recovery capabilities which permit GENROCO to recover from a disaster and continue providing Services to VideoPropulsion within a commercially reasonable period.

          GENROCO shall use reasonable efforts to keep the equipment necessary to provide Services operational, but does not warrant the availability, performance, capacity or capabilities of the equipment or any Service offered by GENROCO. Except as specifically provided hereunder, VideoPropulsion remains solely liable and responsible for any damages suffered arising from GENROCO performance of this Agreement.

          (B)  RELIANCE ON VIDEOPROPULSION.   In connection with the  foregoing,
               ---------------------------
VideoPropulsion agrees that VideoPropulsion and its employees will have a significant impact on the timing and quality of the performance of the Services offered. GENROCO will provide those Services described in this Agreement on the basis of information and/or instructions furnished by VideoPropulsion. GENROCO shall be entitled to rely upon any such data, information, or instructions as provided by VideoPropulsion. If any error results from incorrect input supplied by VideoPropulsion, VideoPropulsion shall be responsible for discovering and reporting such error and supplying the information or instructing necessary to correct such error to GENROCO. GENROCO may rely upon any instrument, signature, instruction or telephone call from any employee of VideoPropulsion as to Services requested under this Agreement. In connection with providing such Services, GENROCO shall not be liable for any action taken or omitted by it in good faith and believed to have been authorized by VideoPropulsion or its employees. In any event, VideoPropulsion will indemnify and hold GENROCO harmless from any cost, claim, damage, or liability (including attorneys' fees) whatsoever arising out of such data, information or instructions, or any inaccuracy or inadequacy therein. Except as specifically provided herein, VideoPropulsion assumes all risk of loss, delay, and miscommunication in the transportation or transmission by electronic means of data and information from any terminal or remote unit.

     11.  WARRANTIES.   EXCEPT  AS  SPECIFICALLY DESCRIBED  IN  THIS  AGREEMENT,
          ----------
GENROCO DISCLAIMS ALL OTHER WARRANTIES, WHETHER WRITTEN, ORAL, EXPRESSED OR IMPLIED INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     12.  FORCE MAJEURE.   GENROCO  shall not  be liable  to VideoPropulsion  if
          -------------
GENROCO's fulfillment or performance of any terms or provisions of this Agreement is delayed or prevented by revolution or other civil disorders, wars, act of enemies, strikes, electrical equipment availability failures, labor disputes, fires, floods, act of God, federal, state, or municipal action, statute, ordinance or regulation, or, without limiting the foregoing, any other causes not within its reasonable control, and which by the exercise of reasonable diligence it is unable to prevent, whether of the class of causes hereinbefore enumerated or not. In case of emergency, GENROCO may also select the order, timeliness, or availability of providing any Services to VideoPropulsion.

     13.  EMPLOYEES.     All  employees   of  GENROCO   providing  Services   to
          ---------
VideoPropulsion will continue to remain employees of GENROCO. All employees of VideoPropulsion providing services to GENROCO will continue to remain employees of VideoPropulsion.

     14.  CONFIDENTIALITY.    Both  parties  recognize  that  the  rendering  of
          ---------------
Services will be governed by the Confidentiality and Nondisclosure Agreement entered into by the parties in connection with the Spin-Off, except the confidentiality requirements of both parties will survive for one (1) year after termination of the Services under this Agreement, regardless of the reason for termination. In the event of any dispute concerning confidentiality, the parties agree to utilize the provisions of Section 17.

     15.  DISPUTE RESOLUTION PROCEDURE.
          ----------------------------

          (A)  GENERAL.  Subject to the parties respective rights under  Section
               -------
19(e), in an effort to resolve informally and amicably any claim or controversy arising out of or related to the interpretation or performance of this Agreement without resorting to litigation, a party shall first notify the other of any difference or dispute hereunder that requires resolution. The CEOs of GENROCO and VideoPropulsion, respectively, or their designated successor each shall investigate, discuss and seek to settle the matter between them. If the two are unable to settle the matter within 30 days after such notification (or such longer period as may be agreed upon), the matter shall be submitted to another executive officer of GENROCO and VideoPropulsion, respectively, for considera-tion.

          (B)  ARBITRATION.  If settlement cannot be reached through the efforts
               -----------
of the senior officers within an additional 30 days or such longer period as may be agreed upon, the parties shall consider arbitration or other alternative means to resolve the dispute.

          (C)  LEGAL PROCEEDINGS.   If the  parties are  unable to  agree on  an
               -----------------
alternative dispute resolution mechanism within 30 days, either party may initiate legal proceedings to resolve such matter.

     16.  PRECEDENCE AND  UPDATING  OF  AGREEMENT.    This  Agreement  is  being
          ----------------------------------------
executed contemporaneously with Contribution Documents. To the extent the Contribution Documents, or any other document or other agreement executed in connection with the Contribution Documents, is in conflict with any term of provision of this Agreement or any Exhibit to this Agreement, this Agreement will take precedence. To the extent this Agreement is in conflict with any Exhibit, the Exhibit will take precedence.

     17.  MISCELLANEOUS.
          -------------

          (A)  GOVERNING LAW.  This Agreement  shall be construed in  accordance
               -------------
with the internal laws of the State of Wisconsin.

          (B)  LIMITATIONS.  Nothing in this Agreement is to be construed as  an
               -----------
assignment or grant of any right, title or interest in any trademark, copyright, design or trade dress or patent right.

          (C)  PARTIES IN INTEREST.  This Agreement may be assigned to a  parent
               -------------------
or subsidiary of a party, or to a third party acquiring substantially all of the assets of a party, provided that prior to such assignment the other party has granted its written consent to the assignment, and further provided that neither party may unreasonably withhold its consent to a request for assignment. Except as provided above, this Agreement may not be assigned to a third party.

          (D)  ENTIRE AGREEMENT.  This Agreement and the Exhibits are the entire
               ----------------
Agreement between the Parties in connection with the matters set forth herein. This Agreement may only be amended in writing signed by both Parties.

          (E)  TERMINATION.
               -----------

               (i) GENROCO may promptly terminate this Agreement upon written notice to VideoPropulsion with cause for any material breach of this Agreement by VideoPropulsion, unless within a period of thirty
          (30) days after written notice the VideoPropulsion remedies the breach or proposes a course of action, reasonably acceptable to GENROCO, to remedy the breach within a reasonable time. This Agreement will terminate automatically (to the extent permitted by law at the time) in the event VideoPropulsion files a petition in bankruptcy, becomes insolvent, makes an assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law, or discontinues its business or has a receiver appointed for it. GENROCO, in its sole discretion, may also terminate this Agreement in the event that VideoPropulsion's ownership changes from its current ownership, namely ownership of the stock by the public with no single shareholder having more than 20% of the outstanding shares of common stock or having the power to elect a majority of the board of directors, whether such
          power  is   conferred   by  voting   power   or  by   agreement   with
          VideoPropulsion.

               In addition,  GENROCO  shall have  the  right to  terminate  this
          Agreement, upon 90 days notice to VideoPropulsion in the event VideoPropulsion consolidates with or merges into any other Person or conveys, transfers or leases all or any substantial portion of its properties and assets to any Person, permits any Person to consolidate with or merge into VideoPropulsion or convey, transfer or lease all or any substantial portion of its properties and assets to VideoPropulsion. For purposes of the above, "Person" shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

               (ii) VideoPropulsion can terminate at will, upon 90 days' notice.

               (iii) Upon any termination hereunder, VideoPropulsion will promptly pay any charges or fees owed to GENROCO. There will be no cost or charge to GENROCO if it elects to terminate its Services under this Agreement.

          (F)  NOTICES.  All  notices and communications  required or  permitted
               -------
under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made if personally delivered, or if mailed by first class mail, postage prepaid, or by air express service, with charges prepaid and addressed as follows:

          If to GENROCO:                GENROCO, Inc.
                                        255 Info Highway
                                        Slinger, Wisconsin  53086
                                        Attention:  CEO

          If to VideoPropulsion:        VideoPropulsion, Inc.
                                        251 Info Highway
                                        Slinger, Wisconsin 53086
                                        Attention:  CEO

          Either party may, by written notice so delivered to the other, change the address to which future delivery shall be made.

          (G)  NO RELIANCE.  No third  party is entitled to  rely on any of  the
               -----------
representations, warranties and agreements of the parties contained in this Agreement. The parties assume no liability to any third party because of any reliance on the representation, warranties and agreements of the parties contained in this Agreement.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers this ----- day of --------, 2000.

                                GENROCO, INC.


                              By: --------------------------------------------
                                      Keith Brue
                                      Executive Vice President and
                                      Chief Financial Officer

                            VIDEOPROPULSION, INC.

                              By: --------------------------------------------
                                      Chris Good
                                      Executive Vice President and
                                      Chief Technical Officer